Exhibit 1.01

Conflict Minerals Report

Becton, Dickinson and Company has included this Conflict Minerals Report as an exhibit to its Form SD for 2016, as contemplated by Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 24, 2017.

Unless the context indicates otherwise, the term “BD,” “we,” “us” and “our” refer to Becton, Dickinson and Company and its consolidated subsidiaries for 2016. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin, and tungsten, without regard to the location of origin of the minerals or derivative metals. The “Conflict Affected Region” is defined as the Democratic Republic of the Congo and its adjacent countries, which include Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

Overview

BD is a global medical technology company that is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. BD leads in patient and health care worker safety and the technologies that enable medical research and clinical laboratories. The company provides innovative solutions that help advance medical research and genomics, enhance the diagnosis of infectious disease and cancer, improve medication management, promote infection prevention, equip surgical and interventional procedures, and support the management of diabetes.

BD is subject to the Conflict Minerals Rule because, for 2016, certain of the raw materials and components contained in some of the products that we manufactured or contracted to manufacture contained 3TG that were necessary to the functionality or production of the products. Many of our products do not contain any 3TG or are otherwise not in-scope for purposes of our Conflict Minerals Rule compliance. In October 2016, BD divested its Respiratory Solutions business to a joint venture - Vyaire Medical – a standalone, global respiratory solutions company. The closing of the divestiture finalized the sale of 50.1 percent interest in BD’s Respiratory Solutions business (including Ventilation, Respiratory Diagnostics, Vital Signs and AirLife) to funds advised by Apax Partners. BD retained a 49.9 percent minority interest in Vyaire. Vyaire Medical is not included in this Report.

We do not directly source 3TG from mines, smelters, or refiners, and we believe that we are many levels removed from these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below.

Our Conflict Minerals Policy

BD expects its suppliers and subcontractors to source responsibly, respect human rights, and not contribute to conflict.

Without limiting the foregoing, BD expects that its suppliers and subcontractors will not knowingly source 3TG from sources that directly or indirectly finance or benefit armed groups in the Conflict Affected Region. In furtherance of this expectation and BD’s obligations under the Conflict Minerals Rule, applicable BD suppliers and subcontractors (as defined by BD) will be expected to complete a declaration concerning the usage and source of any 3TG in the products supplied to us. As part of gathering the information for the declaration, applicable BD suppliers and subcontractors will be expected to conduct a reasonable country of origin inquiry and/or due diligence, as applicable, in accordance with the Conflict Minerals Rule and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

In cases where suppliers or subcontractors are found to not be in compliance with our policy, we intend to work with and encourage them to source responsibly. Where these efforts fail or we believe that further engagement with a supplier or subcontractor is inappropriate, we will re-evaluate our business relationship.

We discourage the embargoing of 3TG from the Conflict Affected Regions and advocate the responsible sourcing of 3TG from the region.

Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information

As required by the Conflict Minerals Rule, for 2016, we conducted a “reasonable country of origin inquiry.” Our outreach included 2108 suppliers (the “Suppliers”) that we identified through our internal scoping process as having provided, or that we believe may have provided, us with raw materials or components that contain Conflict Minerals. Suppliers representing 83% of our in-scope spend responded to our reasonable country of origin inquiry.

For 2016, our Suppliers identified to us the smelters and refiners described in the table below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products. The names of the identified smelters and refiners are listed on Annex 1. We were able to determine the origin of only a portion (if any) of the necessary Conflict Minerals contained in each of our in-scope products.

	Covered Country Sourced			Non Covered Country Sourced			100% recycled or scrap	Source Country Unknown	Total Smelters
	CFSP Compliant[1]	CFSP Active	Total	CFSP Compliant	CFSP Active	Total
Gold	0	0	0	95	8	103	3	32	138
Tantalum	31	0	31	13	0	13	0	0	44
Tin	5	0	5	63	5	68	0	11	84
Tungsten	5	0	5	35	0	35	0	5	45

Total	41	0	41	206	13	219	3	48	311

Based on the results of our reasonable country of origin inquiry, we conducted due diligence for 2016. These due diligence efforts are discussed later in this Conflict Minerals Report.

Conclusion Statement

Based on our due diligence, none of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the Conflict Affected Region. However, we did not conclude that any of our products were “DRC conflict free.” The terms “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Due Diligence Program Design

Design Framework

Our due diligence measures relating to 3TG were designed to conform with the criteria set forth in the OECD Guidance, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition).

Selected Elements of Design Framework

The OECD Guidance has established a framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below. However, these are not all of the elements of the program that we have designed to ensure that the 3TG contained in our products are responsibly sourced. Selected due diligence measures that we took in respect of 2016 are discussed under “Due Diligence Program Execution.”

Conflict Minerals Policy

BD’s Conflict Minerals Policy, as described in this Conflict Minerals Report is available on our website at https://www.bd.com/_Images/BD-Conflict-Minerals-Policy.pdf.

[1]	See Annex for definitions.

Conflict Minerals Team

We have a centralized Conflict Minerals Team (the “Core Team”) to provide cross-functional support for the BD Conflict Minerals Program. The Core Team is comprised of representatives from Global Procurement, the Office of Global Sustainability, and BD business units. The Core Team is led by a Program Leader with support and oversight from the Director, Product Stewardship Compliance, the executive leader of the program. Executive leadership of the program resides with Global Sustainability.

We also have a Conflict Minerals Steering Team (the “Steering Team”) responsible for overseeing the compliance activity while engaging with functional leadership around progress, reviewing and approving internal and external policy language, and collaborating with necessary third-party resources. The Steering Team consists of the Program Leader, Executive Leader, and representatives from the Law Group, Corporate Quality, and Global Procurement.

Our compliance efforts are supplemented by specialist outside counsel.

Internal and External Communication of BD’s Conflict Minerals Program and Training

We communicate to other relevant BD associates our commitment to comply with the Conflict Minerals Rule in writing and through in-person training sessions, and other live communications. In addition, the Core Team, the Steering Team, and other relevant BD associates are educated on the Conflict Minerals Rule and our compliance program.

We provide applicable suppliers and subcontractors with information on the Conflict Minerals Rule and BD’s commitment to compliance with the Rule. BD communicates with suppliers in writing, through in-person meetings, and other live communications.

Participation in and Support of Multi-Stakeholder Initiatives

We are a member of the CFSI. BD participates on the Smelter Engagement and Due Diligence teams.

Data Storage and Retention

BD utilizes an internal database for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. These records are maintained for 5 years.

Contractual Compliance Requirements

BD’s Expectations for Suppliers, which contains our supplier compliance requirements relating to many different subject areas, includes compliance requirements relating to 3TG. BD’s European and U.S. purchase orders include language requiring suppliers to provide information to BD to support BD’s compliance efforts under the Conflict Minerals Rule.

Grievance Mechanism

We have a grievance mechanism for employees, suppliers and other interested parties to report alleged violations of our Conflict Minerals Policy. We publicly communicate our grievance mechanism. Any grievances received are communicated to the Program Leader and Steering Team. BD associates, suppliers, and other interested parties can report actions inconsistent with the Expectations for Suppliers through BD’s Global Ethics Help Line, the number of which is 1-800-821-5452. Under our internal procedures, all such calls will be investigated.

Collection, Assessment, and Internal Reporting of Supply Chain Information

Suppliers that we determine to be in-scope or potentially in-scope are requested to complete a Conflict Minerals Reporting Template, which contains questions on the inclusion and source of 3TG in the materials they supplied to us and their compliance activities. If a supplier does not respond to our request within a reasonable time frame, or the supplier refuses to respond, this information is forwarded to Global Procurement as part of an escalation process.

Upon receipt of a Conflict Minerals Reporting Template from a supplier, the response is processed through our Supplier Response Analysis process. This process includes reviewing the supplier’s responses against a series of identified “red flags.” Additionally, we review submitted Conflict Minerals Reporting Templates for certain errors and inaccuracies and follow up with these suppliers as well.

Smelter and refiner information provided by suppliers is reviewed against the Smelter Reference List tab of the Conflict Minerals Reporting Template and the list of known processing facilities on the Commerce Department List. To the extent that a smelter or refiner identified by a supplier is not on any of these lists, we take additional steps to attempt to determine whether the listed entity is a smelter or refiner.

Smelter and refiner information is also reviewed against the lists of “compliant” and “active” (or the equivalent) smelters and refiners and country of origin information published by the CFSI, the Responsible Jewellery Council (the “RJC”), and the London Bullion Market Association (the “LBMA”). To the extent that a smelter or refiner identified by a supplier is not listed as compliant or the equivalent by the CFSI, RJC, or LBMA; we consult publicly available information to attempt to determine whether the smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Conflict Affected Region.

Based on the information furnished by suppliers and other information known to us, we assess the risk of adverse impacts. The Steering Team reports the findings of its supply chain risk assessment to senior management on a regular basis.

We determine on a case-by-case basis the appropriate mitigation strategy for any identified non-compliance with our Conflict Minerals Policy and other supplier requirements and expectations relating to our 3TG compliance program. Potential outcomes under our mitigation strategy include continuing to work with the supplier while non-compliances are addressed, or suspending or terminating the relationship with the supplier. Under our mitigation strategy, to the extent that areas of non-compliance that require mitigation are identified, we monitor and track the performance of the mitigation efforts and report back to appropriate senior oversight personnel. Under our procedures, we also will undertake additional fact and risk assessments, as determined by the Steering Team, for non-compliances that require mitigation or after a change of circumstances.

In addition, to the extent that identified smelters or refiners are not listed as compliant, we seek to exercise leverage over the smelters and refiners to become certified through our participation in and support of the CFSI. We also utilize information provided by the CFSI to its members to monitor smelter and refiner improvement.

Carry out Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

In connection with our due diligence, we utilize and rely on information made available by the CFSI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is compliant. We are a member of the CFSI. We also made a donation to the CFSI Initial Audit Fund to support smelter and refiner audits in the spring of 2016.

Report on Supply Chain Due Diligence

We file a Form SD and a Conflict Minerals Report, with the Securities and Exchange Commission and make these documents available on our website.

Due Diligence Program Execution

We performed the following due diligence measures in respect of the 2016 compliance period. These are not all of the measures that we took in respect of 2016 in furtherance of our Conflict Minerals Policy and Conflict Minerals compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, please see “Due Diligence Program Design.”

1.	We sent requests to 2108 Suppliers to provide us with a completed Conflict Minerals Reporting Template. We followed up by email or phone with the Suppliers that did not provide a response within the specified time frame.

2.	We reviewed the completed responses received from the Suppliers based on our “red flags” review criteria and for errors and inaccuracies.

3.	We reviewed the smelters and refiners identified to us by the Suppliers against those contained on the Smelter Reference List tab of the Conflict Minerals Reporting Template and the list of known processing facilities on the Commerce Department List, and the smelter and refiner database available to members of the CFSI. To the extent that a completed response identified a smelter or refiner not on any of these lists, we (a) requested that the Supplier confirm that the listed entity is a smelter or refiner or (b) consulted publicly available information to attempt to determine whether the identified entity is a smelter or refiner.

4.	To the extent that a completed response identified a smelter or refiner, we also reviewed that information against the list of compliant and active (or the equivalent) smelters and refiners published by the CFSI, LBMA, and RJC as of April 21, 2017. See “Reasonable Country of Origin Inquiry: Smelter and Refiner and Country of Origin Information” and Annex 1 for further information on the smelters and refiners identified by the Suppliers.

5.	To the extent that a smelter or refiner identified by a Supplier was not listed as compliant (or the equivalent) by the CFSI, LBMA, or RJC, we consulted publicly available information to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Conflict Affected Region.

6.	The Steering Team reported the findings of its supply chain assessment to senior management.

7.	In addition, to mitigate the risk that the necessary 3TG contained in our in-scope products directly or indirectly finance or benefit armed groups in the Conflict Affected Region, we:

a.	Participated on the CFSI’s Smelter Engagement and Due Diligence teams and we made a donation to the CFSI Initial Audit Fund.

b.	We refined our in-scope commodity categories to better focus our efforts on the highest risk areas; 93% of our in-scope spend for commodities most likely to contain 3TG was covered.

c.	We refined the country of origin information by mineral.

Product Information

Our in-scope products for 2016 included a broad range of electrical or electronic medical devices, laboratory equipment and diagnostic products we manufacture or contract to be manufactured. Not all of our products in each of these categories were in-scope for purposes of our compliance, i.e. not all of our products contain necessary 3TG or were manufactured or contracted to be manufactured by us.

For 2016, we were unable to determine at least a portion of the smelters and refiners, and countries of origin, of the necessary 3TG contained in each of our in-scope products. Identified smelters and refiners and country of origin information are described under “Reasonable Country of Origin Inquiry”, “Smelter and Refiner and Country of Origin Information” and on Annex 1.

Additional Mitigation Efforts

In respect of 2017, we have taken or intend to take the following additional steps to mitigate the risk that the necessary 3TG contained in our in-scope products finance or benefit armed groups:

1.	Monitor and encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2016 that the source of Conflict Minerals was unknown or undeterminable.

2.	Continue to implement Purchase Order Terms and Conditions changes relating to 3TG in the remaining regions for which implementation has not been completed.

3.	Donate the amount of the average cost of an audit to the CFSI Initial Audit Fund.

4.	Continue to refine our in-scope commodity categories to focus our efforts on the highest risk areas.

The foregoing steps are in addition to the steps that we took for 2016, which we intend to continue to take for 2017 to the extent applicable.

Annex 1

Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.

Smelters and Refiners

In connection with our reasonable country of origin inquiry and due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products in 2016.

Metal	Processor	Country Location	Status
Gold	Advanced Chemical Company	UNITED STATES	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Limited	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Geib Refining Corporation	UNITED STATES	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Company Limited	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Materion	UNITED STATES	Compliant

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies SA	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP SA	SWITZERLAND	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox SA	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAFINA A.S.	CZECH REPUBLIC	Compliant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Valcambi SA	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Active
Gold	Abington Reldan Metals	UNITED STATES	Active
Gold	Bangalore Refinery	INDIA	Active

Gold	Cendres + Métaux SA	SWITZERLAND	Active
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	SungEel HiTech	KOREA (REPUBLIC OF)	Active
Gold	Tony Goetz NV	BELGIUM	Active
Gold	Chugai Mining	JAPAN	100% from recycled or scrap sources
Gold	Remondis Argentia B.V.	NETHERLANDS	100% from recycled or scrap sources
Gold	Sabin Metal Corp.	UNITED STATES	100% from recycled or scrap sources
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Reference List Only
Gold	Caridad	MEXICO	On Reference List Only
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Reference List Only
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	On Reference List Only
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Reference List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Reference List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Reference List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Reference List Only
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	On Reference List Only
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Reference List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Reference List Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Reference List Only
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	On Reference List Only
Gold	Lingbao Gold Company Limited	CHINA	On Reference List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Modeltech Sdn Bhd	MALAYSIA	On Reference List Only
Gold	Morris and Watson	NEW ZEALAND	On Reference List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Reference List Only
Gold	SAAMP	FRANCE	On Reference List Only
Gold	Sai Refinery	INDIA	On Reference List Only
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	On Reference List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Reference List Only
Gold	So Accurate Group, Inc.	UNITED STATES	On Reference List Only
Gold	Sudan Gold Refinery	SUDAN	On Reference List Only
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	On Reference List Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Reference List Only
Gold	Universal Precious Metals Refining	ZAMBIA	On Reference List Only
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Reference List Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant

Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant

Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	An Thai Minerals Company Limited	VIET NAM	On Reference List Only
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Reference List Only
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Reference List Only
Tin	Estanho de Rondônia S.A.	BRAZIL	On Reference List Only
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	CHINA	On Reference List Only
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	On Reference List Only
Tin	Modeltech Sdn Bhd	MALAYSIA	On Reference List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Reference List Only

Tin	PT Justindo	INDONESIA	On Reference List Only
Tin	Super Ligas	BRAZIL	On Reference List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Reference List Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Active
Tungsten	ACL Metais Eireli	BRAZIL	On Reference List Only
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	On Reference List Only
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	On Reference List Only
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	On Reference List Only

We note the following in connection with the information in the table:

(a)	The smelters and refiners listed in the table were identified by the Suppliers as being part of our 2016 supply chain. Some of the Suppliers may have reported to us smelters and refiners that were not in our supply chain (i) since they reported at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2016 supply chain, since many of the Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all of the Suppliers responded to our inquiries.

(b)	All information in the table is as of April 18, 2017

(c)	“Compliant” means that the smelter or refiner was compliant with the CFSI’s Conflict-Free Smelter Program’s (“CFSP”) assessment protocols, including through mutual recognition and those indicated as “Re-audit in process.” Included smelters or refiners were not necessarily Compliant for all or part of 2015 and may not continue to be Compliant for any future period.

(d)	“Active” means that the smelter or refiner is listed by the CFSI as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the smelter has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry – Conflict Minerals Council (the “TI-CMC”). Refiners listed only on the LBMA’s Good Delivery List were treated as Active.

(e)	“On Reference List Only” means the smelter or refiner is not listed as “Compliant” or “Active.” The table only includes entities that were listed as smelters or refiners by the CFSI, the LBMA, the RJC or the TI-CMC.

(f)	The compliance status reflected in the table is based solely on information made publicly available by the CFSI, without independent verification by us.

(g)	Country location is the location of the smelter or refiner.

Country of Origin Information

The countries of origin of the 3TG processed by the Compliant smelters and refiners listed above may have included countries in each of the categories listed below. The countries below are sorted by risk level. See “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” for additional origin information.

Known Countries from which Compliant Gold Smelters Source:

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG: Benin, Bolivia, Burkina Faso, Chile, Colombia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Senegal, Togo, United States of America.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: South Africa.

Known Countries from which Compliant Tantalum Smelters Source:

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG: Australia, Bolivia, Brazil, China, Ethiopia, France, Guinea, Guyana, India, Madagascar, Malaysia, Namibia, Nigeria, Russia, Sierra Leone, Thailand, United States of America, Zimbabwe

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique

L3 – The DRC and its nine adjoining countries: Burundi, Rwanda.

DRC – The Democratic Republic of the Congo.

Known Countries from which Compliant Tin Smelters Source:

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG:

Australia, Bolivia, Brazil, China, Colombia, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russia, Thailand, Vietnam

L3 – The DRC and its nine adjoining countries: Burundi, Rwanda, Uganda.

DRC – The Democratic Republic of the Congo.

Known Countries from which Compliant Tungsten Smelters Source:

L1- Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG: Australia, Austria, Bolivia, Brazil, Cambodia, Canada, China, Colombia, Japan, Mexico, Mongolia, Nigeria, Portugal, Russia, Spain, United States of America, Uzbekistan, Vietnam

L3 - The DRC and its nine adjoining countries: Burundi, Rwanda.

DRC – The Democratic Republic of the Congo.

In addition, some of the listed Compliant smelters and refiners may have processed 3TG originating from recycled or scrap sources.

For 2016, we were not able to determine the country of origin of the 3TG processed by 53 smelters or refiners.